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                                                                  EXHIBIT 10.63


                                FUNDING AGREEMENT

      FUNDING AGREEMENT, dated as of June 16, 2000 (this "AGREEMENT"), among THE INTRAC GROUP, LTD., a Delaware corporation ("INTRAC"), ATM SERVICE, LTD., a New York corporation ("ATM"), THOMAS A. SETTINERI ("SETTINERI"), GARY K. LEVI ("LEVI", and together with Rothstein and Settineri, the "INDIVIDUAL SHAREHOLDERS"), and WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation ("WWWX").

                                    ARTICLE I
                                     FUNDING

      SECTION 1.01. SHAREHOLDINGS. (a) The following represents all of the equity interests of any nature in ATM:

            WWWX                          52%
            Rothstein                     24%
            Settineri                     18%
            Levi                           6%
                                         ----
            Total                        100%

      (b) The following represents all of the equity interests of any nature in Intrac:

            WWWX                    100%

      SECTION 1.02. AMOUNTS TO BE FUNDED. As determined by the Board of Directors of WWWX, to preserve the value of WWWX's investments in each of ATM and Intrac, WWWX will loan amounts to each of ATM and/or Intrac (collectively, "ADVANCES"), as directed by the President of ATM and Intrac, to meet payroll obligations in the amounts and on the dates set forth below:

            $ 45,000                June 16, 2000
            $ 38,000                June 23, 2000
            $ 58,000                June 30, 2000

      SECTION 1.03. MANNER OF FUNDING. All disbursements made by WWWX pursuant to this Agreement will be made by wire transfer basis of immediately available funds to an ATM and/or Intrac account designated by the President of ATM and Intrac (the "Account").

Until the Advances are repaid, two Individual Shareholders must sign and authorize all checks, drafts, wire instructions or any other debit transactions with respect to the Account and any and all other ATM and Intrac accounts now existing or as shall exist during the term of the Agreement.

      SECTION 1.04. NOTE. Each of ATM and Intrac will execute a promissory a note in favor of WWWX (the "NOTE"), upon the signing of this Agreement, in principal amount equal to the aggregate amount of the Advances.


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      SECTION 1.05. INTEREST. The Advances will bear interest at an annual rate equal to the prime rate plus 200 basis points, from the date of each Advance, payable 120 days from the date of the Note.

      SECTION 1.06. MANDATORY PREPAYMENT; PERMISSIVE PREPAYMENT. In the event that ATM or Intrac raises funding in excess of $750,000 or sells or transfers any of its shares (an "Event"), immediate repayment of all outstanding Advances must be made together with all accrued and unpaid interest to the date of prepayment. The Note may be prepaid by ATM and/or Intrac, at any time, without penalty.

      SECTION 1.07. SECURITY.

      (a) Settineri will pledge 750,000 shares of common stock of WWWX that he owns (the "SHARES") as security for the Advances.

      (b) Should the Shares decline to a saleable value of less than three times the sum of the Advances and accrued interest (the "Coverage Ratio"), ATM and/or Intrac will pay down the amount due under the Note, so that the Coverage Ratio is not exceeded, or one or more of the Individual Shareholders will pledge additional WWWX common stock sufficient to meet the Coverage Ratio.

      (c) Simultaneously with the execution and delivery of this Agreement, Settineri will execute and deliver to the WWWX Board of Directors an irrevocable stock power with respect to the Shares, in form satisfactory to WWWX.

                                   ARTICLE II
                               CONDUCT OF BUSINESS

      SECTION 2.01. REPORTING. ATM and Intrac shall provide the following reports to WWWX certified by at least two of the Individual Shareholders in their corporate capacities as being true and correct: (a) bi-weekly (on the first business day of each week) written reports, detailing (1) any Material events, (2) the status of all Material contracts and relationships and collections thereon, and (3) actions that they and their staff have taken to advance the interests of ATM and/or Intrac; (b) monthly and quarterly financial statements, showing variations from budgets with explanations for all variations, to be provided not later than 15 business days following the close of the respective periods (c) detailed monthly and quarterly budgets and projections, together with explanations detailing the basis of such budgets and projections for the following one year period, to be provided not later than 15 business days following the close of the respective periods. As used in this Agreement, "MATERIAL" means any event, contract, liability, lien, obligation, commitment, or other action that may result in the payment or receipt of amounts in excess of $ 50,000.



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      SECTION 2.02. BOARD MEMBERSHIP. The Individual Shareholders hereby agree to elect and seat WWWX's two previously selected nominees to the seats on the board of directors of ATM and Intrac.

      SECTION 2.03. BEST EFFORTS. The Individual Shareholders agree to use their best efforts to develop the business of each of ATM and Intrac as directed by the Board of Directors of each of ATM and Intrac.

      SECTION 2.04. DEFAULT. A "DEFAULT" shall have occurred if:

      (a) ATM, Intrac, or any Individual Shareholder violates any term of this Agreement; or

      (b) ATM or Intrac fails to pay any amounts due under any Note in accordance with its terms.

      SECTION 2.05. REMEDIES ON DEFAULT. In addition to any other remedies available to it, if a Default has occurred, WWWX may

      (a)   Increase the rate of interest charged on the Notes by 2.5%;

      (b) Foreclose on the Shares and, at its option, deposit the Shares in WWWX's treasury or retire them, in an amount sufficient to repay the Notes; and

      (c) Exercise any other rights and remedies available to WWWX at law or in equity.

                                   ARTICLE III
                                  MISCELLANEOUS

      SECTION 3.01. NOTICES. Each notice, direction, consent, approval, demand, report, or other communication relating to this Agreement shall be in writing, shall be hand-delivered or sent by mail (postage prepaid), air courier, or facsimile transmission to the address under each party's name on their respective signature page to this Agreement or to such other address or number as each party shall have last specified by notice to the other parties:

      SECTION 3.02 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD THE CONFLICTS OF LAW OR CHOICE OF LAW PROVISIONS THEREOF.

      SECTION 3.03. SUCCESSION. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; PROVIDED that no Individual Shareholder may assign or delegate all or any part of their respective interests or obligations herein or hereunder.

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      SECTION 3.04. INTEGRATION. This Agreement embodies the entire understanding of the parties hereto, and supersedes all prior negotiations, understandings, and agreements between them with respect to the subject matter hereof (except for the provisions of the Shareholders Agreement between the parties that are not inconsistent with this Agreement).

      SECTION 3.05. AMENDMENTS. The provisions of this Agreement may be waived, supplemented, or amended only by an instrument in writing.

      SECTION 3.06. SEVERABILITY. If any provision of this Agreement is prohibited or held to be invalid, illegal, or unenforceable in any jurisdiction, the parties hereto agree, to the fullest extent permitted by law, that (i) the validity, legality, and enforceability of the other provisions of this Agreement in such jurisdiction shall not be affected or impaired thereby and (ii) any such prohibition, invalidity, illegality, or unenforceability shall not render such provision or any of such other provisions prohibited, invalid, illegal, or unenforceable in any other jurisdiction.

      SECTION 3.07. NO WAIVER. (a) No failure or delay by WWWX in exercising any right, power, or remedy shall operate as a waiver thereof or otherwise impair any of its rights, powers, or remedies. No single or partial exercise of any such right, power, or remedy shall preclude any other or further exercise thereof or the exercise of any other legal right, power, or remedy. No waiver of any such right, power, or remedy shall be effective unless given in writing.

      (b) The rights, powers, and remedies provided for herein are cumulative and are not exclusive of any other right, power, or remedy provided by law or in any other document. The assertion or employment of any right, power, or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right, power, or remedy.

      SECTION 3.08. COOPERATION. Each party hereto shall take all actions within its power, and execute all such documents, as may be appropriate or desirable:
(i) to give full effect to the rights and obligations hereunder of the parties hereto; and (ii) in furtherance thereof, to complete the transfer to WWWX of all rights to which WWWX may be entitled hereunder or under any other document, including without limitation, all rights with respect to the Shares.

      SECTION 3.09. WAIVER OF JURY TRIAL. ATM, INTRAC, ROTHSTEIN, SETTINERI, LEVI, AND WWWX EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF THIS AGREEMENT, OR ANY DOCUMENT OR AGREEMENT ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 3.10. INDEMNITY. ATM and Intrac (each an "INDEMNITOR"), jointly and severally, shall, at all times, indemnify and hold harmless (collectively, the "INDEMNITY") WWWX and each of WWWX's directors, officers, employees, agents, counsel, and advisors (each, an "INDEMNIFIED PERSON") in connection with any loss, claim (including the cost of defending against such claim), damage, liability, penalty, or other expense which an Indemnified Person may incur or to which an Indemnified Person may become subject arising out of or relating to this Agreement (each, a "LOSS"). The Indemnity shall not apply to the extent that a court or arbitral tribunal with

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jurisdiction over the subject matter of the Loss and over WWWX and each other
Indemnified Person who has a Loss in connection therewith, and at which WWWX and such other Indemnified Person had an adequate opportunity to defend its interests, determines that such Loss resulted from the gross negligence or willful misconduct of the Indemnified Person. The Indemnity (i) shall survive the expiration or other termination of this Agreement, the repayment of the Note, and the provision of any subsequent or additional indemnity by any Person and (ii) is independent of and in addition to any other agreement to pay any amount to WWWX, and any exclusion of an obligation to pay any amount under this Section shall not affect the requirement to pay such amount under any other section hereof or under any other agreement. The requirement in this Section that costs of defense be borne by the Indemnitors shall not vest in them the right or power to control the defense of any Indemnified Person. Each Indemnitor agrees not to assert, and not to cause or permit any other Indemnitor to assert, on any theory of liability, any claim against any Indemnified Person for special, indirect, consequential, or punitive damages.

      SECTION 3.11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.





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                                                                             S-1





      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed and delivered on its behalf by its duly authorized representative as of the date first above written.


                                    THE INTRAC GROUP, LTD.



                                    By /s/ Thomas A. Settineri
                                      --------------------------
                                      Name:  Thomas A. Settineri
                                      Title: President and CEO



                                    Notice Address:

                                    424 Madison Avenue
                                    New York, NY  10017
                                    Fax (212) 826-9500


                                    ATM SERVICE, LTD.



                                    By /s/ Thomas A. Settineri
                                      --------------------------
                                      Name:  Thomas A. Settineri
                                      Title: President and CEO


                                    Notice Address:

                                    220 White Plains Road
                                    Tarrytown, NY  10591
                                    Fax (914) 631-6500


                      [Signature Page to Funding Agreement]


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                                                                             S-2




                                    /s/ THOMAS A. SETTINERI
                                    ---------------------------
                                    THOMAS A. SETTINERI


                                    Notice Address:


                                    1 Claridge Drive, PH 14
                                    Verona, NJ  07044
                                    Fax (914) 631-6500

                                    /s/ GARY K. LEVI
                                    ---------------------------
                                    GARY K. LEVI


                                    Notice Address:

                                    144 Soundview Drive
                                    Port Washington, NY 11050
                                    Fax (914) 631-6500


                                    WORLDWIDE WEB NETWORX
                                    CORPORATION


                                         /s/Gerard T. Drumm
                                    By: -------------------------
                                    Name:  Gerard T. Drumm
                                    Title: President and CEO


                                    Notice Address:

                                    521 Fellowship Road, Suite 130
                                    Mount Laurel, NJ  08054
                                    Fax (856) 914-0745

                      [Signature Page to Funding Agreement